C-Chip and CBM Group conclude an agreement to market telemetry devices enabling credit granters the remote control of electronic consumer appliances

MONTREAL - (BUSINESS WIRE)--January 26, 2003 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce that it has concluded an agreement with the CBM Group Inc. to develop and market wireless telemetry devices offering, through a Web-based application, the ability to remotely access, control and manage consumer electronic products, including plasma screens, TVs and other home appliances. As per the agreement, the CBM Group Inc will accept a first delivery of 10,000 units of a projected total of 120,000 units within the 12-month period following the initial delivery.

Stephane Solis, President & CEO of C-Chip stated: "We are extremely pleased to see that the technology that we have developed for credit management in the automotive sector over the past few years is now finding a much wider application for use in consumer products. This is a real breakthrough for us, enlarging our potential growth far beyond what we could have imagined not long ago."

Branded as the MP2, the C-Chip devices will enable credit granters to use the internet to access, monitor and control the use of the assets that they leased or financed to consumers. The devices will also offer security features such a motion detection to alert a central monitoring center in case of theft, or unauthorized movement.

David Porter, President & CEO of the CBM Group Inc. says: "After having done extensive research in the field, we can conclude that the MP2 developed by C-Chip opens a new era in credit and security management. We foresee a huge market for telemetry devices such as the MP2 which should be offered for less than US$150 per unit, plus nominal usage fees for high end units, and other versions offered for much less. Besides utility service providers who have the ability to shut service down in case of non-payment, the MP2 will be the only device that will offer credit granters the ability to control and enforce schedule of payments for basic consumer appliances.

James Mashtoub, COO of C-C-Chip indicated: "The MP2 is performing quite well and I can only thank my engineering team for the outstanding job they have done in quickly adapting our core technology, to apply it to products outside the automotive industry. We should be able to begin commercial delivery of the first version of the MP2 to the CBM Group no later than April 2004."

About the C-ChipJ Technology

The C-ChipJ is a new wireless, web-based  set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-ChipJ technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

Contact: Stephane Solis, President & CEO C-Chip Technologies Corporation 877-339-2447 ssolis@c-chip.com	David Porter, President & CEO CBM Group, Inc. 252-446-0355 dporter@cbmgroupinc.com

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FORWARD LOOKING STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.